Exhibit 99.1

Cambium Learning Group Reports Third Quarter 2017 Financial Results
Year-to-Date Net Income Nearly Doubles
Adjusted EBITDA, Cash Income Rise 17% and 12%, Respectively
Learning A-Z and ExploreLearning Growth, Lower Interest Expense Drive Continued Profitability Expansion

DALLAS, TX – November 14, 2017 – Cambium Learning® Group, Inc. (NASDAQ: ABCD, the “Company”), a leading educational solutions and services company committed to helping all students reach their full potential, announced today financial results for its third quarter ended September 30, 2017.
“Our 100% digital segments, Learning A-Z and ExploreLearning, delivered double-digit top line growth in our seasonally most important quarter,” said John Campbell, Chief Executive Officer. “This growth on these solutions’ higher margins led to higher net income, higher Adjusted EBITDA, higher Cash Income dollars and expanded profitability. The operational improvements we have made, combined with our reduced interest expense, drove net income up $7.3 million in the first nine months of 2017 compared to the same period of 2016. These are strong results that fulfill our thesis of remaking our business model and driving financial results higher through growth of our effective, individualized educational technology solutions that help all students reach their full potential.”
Financial Snapshot
For the quarter ended September 30, 2017, the Company reported the following financial results:

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions)	2017	2016	$ Change	2017	2016	$ Change
GAAP net revenues	$43.5	$42.1	$1.4	$119.9	$114.9	$5.0
GAAP net income	6.5	3.8	2.6	14.8	7.5	7.3
Net income margin %	15%	9%		12%	7%
EBITDA	13.5	11.5	2.0	34.6	28.8	5.8
Adjusted EBITDA	14.1	12.8	1.3	36.0	30.8	5.2
Adjusted EBITDA margin %	32%	30%		30%	27%

Bookings	$78.5	$74.2	$4.3	$127.4	$127.1	$0.2
Cash income	40.2	35.9	4.3	28.6	25.5	3.1
Cash income margin %	51%	48%		22%	20%

Nine Months Ended September 30, 2017 Financial Highlights

•
Generally Accepted Accounting Principles (GAAP) net revenues for the nine months ended September 30, 2017 increased by 4% to $119.9 million compared with $114.9 million in 2016. GAAP net revenues by segment for the nine months ended September 30, 2017, and the change from the same period of 2016, were as follows:

◦	Learning A-Z® - $55.3 million, increased $7.2 million or 15%

◦	ExploreLearning® - $20.7 million, increased $3.2 million or 18%

◦	Voyager Sopris Learning® - $43.9 million, decreased $(5.4) million or (11)%.

•
Bookings for the nine months ended September 30, 2017 increased slightly to $127.4 million compared with $127.1 million in the nine months ended September 30, 2016, with growth at the Learning A-Z and ExploreLearning segments offset by a decline in the Voyager Sopris Learning segment.

•
Technology-enabled Bookings represented 77% of total year-to-date 2017 Bookings compared with 71% of the first nine months of 2016 Bookings. Technology-enabled Bookings for the nine months ended September 30, 2017 grew 9% compared to the nine months ended September 30, 2016.

•
The Company reported net income of $14.8 million during the nine months ended September 30, 2017, increasing $7.3 million compared to net income of $7.5 million during the nine months ended September 30, 2016. Adjusted EBITDA was $36.0 million, increasing $5.2 million from $30.8 million in 2016. The increase in GAAP net revenues, along with a greater portion of the top-line mix coming from the higher margin Learning A-Z and ExploreLearning segments, drove improvement in both net income and Adjusted EBITDA.

•
Net interest expense was $3.8 million for the nine months ended September 30, 2017, down $1.8 million from the nine months ended September 30, 2016 as a result of the scheduled debt amortization payments and voluntary prepayments made during 2016.

•
Cash Income was $28.6 million, compared to $25.5 million reported in the nine months ended September 30, 2016. Capital expenditures totaled $13.9 million in the nine months ended September 30, 2017 versus $16.2 million in the nine months ended September 30, 2016.

•
The Company had cash and cash equivalents of $12.1 million at September 30, 2017. For the nine months ended September 30, 2017, cash provided by operations was $25.6 million, cash used in investing activities was $13.9 million, and cash used in financing activities was $4.5 million. At September 30, 2017, the principal amount of term loans outstanding was $70.9 million, there was $29.8 million available under Company's revolving credit facility and no borrowings were outstanding.

Third Quarter 2017 Financial Highlights

•
GAAP net revenues for the third quarter of 2017 increased by $1.4 million, or 3%, to $43.5 million compared with $42.1 million in 2016. GAAP net revenues by segment for the three months ended September 30, 2017, and the change from the same period of 2016, were as follows:

◦	Learning A-Z - $18.5 million, increased $2.0 million or 12%

◦	ExploreLearning - $7.1 million, increased $1.0 million or 16%

◦	Voyager Sopris Learning - $17.9 million, decreased $(1.6) million or (8)%.

•
Bookings for the third quarter of 2017 increased by 6% to $78.5 million, compared with $74.2 million in the third quarter of 2016, with double digit growth at both the Learning A-Z and ExploreLearning segments offset by a decline in the Voyager Sopris Learning segment.

•
The Company reported net income of $6.5 million during the third quarter of 2017, increasing $2.6 million compared to net income of $3.8 million during the third quarter of 2016. Adjusted EBITDA was $14.1 million, increasing $1.3 million from $12.8 million in 2016. The increase in GAAP net revenues, along with a greater portion of the top-line mix coming from the higher margin Learning A-Z and ExploreLearning segments, drove improvement in both net income and Adjusted EBITDA.

•
Cash Income was $40.2 million for the third quarter of 2017 compared to Cash Income of $35.9 million for the third quarter of 2016, increasing 12% with the Company's highest margin segments driving the largest Bookings quarter in the Company's history. Capital expenditures totaled $5.1 million in the third quarter of 2017 versus $5.4 million in the third quarter of 2016.

•	During October 2017, the Company voluntarily prepaid the remaining $9.6 million principal amount outstanding on the Term Loan B of the Senior Secured Credit Facility.

•
The Company’s ExploreLearning segment recently acquired Athens, Georgia-based startup IS3D, LLC, developers of Cogent Education™ Interactive Cases™ - dynamic online experiences that put students in the role of a STEM professional tasked with solving a real-world problem (www.cogenteducation.com). Cogent’s award-winning Interactive Cases provide engaging and immersive contexts for learning difficult scientific concepts through authentic inquiry and problem solving. With initial availability expected by 2019, ExploreLearning plans to integrate Cogent Education resources into Gizmos, its award-winning online simulation library for grades 3-12 math and science.

Year-to-Date 2017 Segment Discussion
Net Revenues, Bookings, Net Income, and Cash Income changes by segment for the three and nine months ended September 30, 2017, compared to the same period of 2016 were as follows:

	Q3 - 2017 % Change				YTD - 2017 % Change
	Net Revenues	Bookings	Net Income	Cash Income	Net Revenues	Bookings	Net Income	Cash Income
Learning A-Z	12%	10%	17%	13%	15%	9%	16%	6%
ExploreLearning	16%	18%	26%	24%	18%	18%	31%	35%
Voyager Sopris Learning	(8)%	(4)%	(3)%	—%	(11)%	(15)%	(5)%	(19)%
Shared Services			7%	(2)%			6%	9%
Cambium Learning Group, Inc.	3%	6%	69%	12%	4%	—%	98%	12%
Bookings increased slightly for the nine months ended September 30, 2017 compared to 2016. By segment:

•	Learning A-Z reported a 9% growth in Bookings for the nine months ended September 30, 2017 compared to prior year.

•
ExploreLearning reported an 18% growth in Bookings for the nine months ended September 30, 2017 versus prior year. This segment had double-digit growth for both the Reflex® math product and the Gizmos® math and science simulations.

•
Voyager Sopris Learning reported a 15% Bookings decrease for the nine months ended September 30, 2017 versus prior year, with a third quarter decline of 4% showing some improvement over first half results. The Bookings decline came primarily from the segment’s legacy print and transactional solutions, which are not the strategic focus of the segment, and were 21% lower than prior year. Bookings for the segment’s technology-enabled solutions declined 2%, falling short of Company expectations for growth this year with slow traction for the new Velocity® solution combined with an expected decline in many of the older technology offerings. LANGUAGE!Live®, the segment’s digital flagship solution for technology-enabled adolescent intervention, had strong growth of 23% year to date and 38% for the third quarter.

•
In November 2017, in response to the lower-than-expected results at Voyager Sopris Learning, management completed restructuring activities to reduce its cost structure. The Company expects full-year restructuring costs to total $1.5 million, with severance expense of $0.3 million incurred in the third quarter and an additional $1.2 million expected in the fourth quarter, which will be excluded from Adjusted EBITDA and Cash Income. The 2017 restructuring activities are expected to result in approximately $3.1 million of annualized savings at the Voyager Sopris Learning segment. A leaner cost base and a flatter management structure will provide this segment with flexibility, allowing Voyager Sopris Learning time to complete its transformation as it generates profits from declining legacy products while gaining traction on the fewer, more impactful educational solutions that are expected to drive top-line growth and margin expansion over time.

2017 Outlook
Mr. Campbell concluded, “After a strong start in July, third quarter Bookings growth moderated to some degree but, importantly, we continue to expect to end the year with double-digit top line growth at both Learning A-Z and ExploreLearning. Voyager Sopris Learning has had a challenging year, and although we saw sequential improvement in the seasonally important third quarter, we now expect Bookings to decline by at least 15% in 2017 compared to 2016, which will likely put our company-wide Bookings below our previous outlook. We have taken substantive additional action to right-size this segment’s cost basis to maximize its profitability as it completes its transformation. The strong performance by our online subscription segments Learning A-Z and ExploreLearning is expected to drive expanded net income, increased Adjusted EBITDA, greater Cash Income profitability and higher cash flow generation over prior year.”
The Company expects 2017 Bookings growth at Learning A-Z to be, given fourth quarter Bookings trends to date, at least 10%, and 2017 Bookings growth at ExploreLearning to be at least 17%. Bookings for the Voyager Sopris Learning segment are expected to decline by at least 15% over prior year. Company-wide Bookings growth for full year 2017 is expected to range between 1% and 4%, lower than the Company’s previous outlook, driven largely by the lower than previously forecasted Bookings performance at the Voyager Sopris Learning segment.

The Company expects 2017 capital expenditures to be roughly $19 million, with expenditures for product development ranging between $16 million and $17 million and the remainder for general capital expenditures. Full-year 2017 Adjusted EBITDA and Cash Income margins are expected to grow slightly, expanding up to two percentage points compared to 2016. Company-wide top-line growth, coupled with continued careful expense management, is expected to drive expansion in 2017 Cash Income, Adjusted EBITDA and cash flow generation.

Conference Call
Cambium Learning Group's management team will conduct a conference call at 9 a.m. EDT today (November 14, 2017) to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast at www.cambiumlearning.com in the Investor Relations section. In addition, a live dial-in is available at 844.707.0670 or 703.639.1224, passcode #94633205.
A replay will be available by dialing 855.859.2056 or 404.537.3406, passcode #94633205, until November 15, 2017. The webcast will also be archived on the Company’s Investor Relations page.
Cambium Learning Group also announces investor information, including news about its business and financial performance, SEC filings, notices of investor events, investor presentations, and press and earnings releases, on its website in the Investor Relations section.

Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, and Cash Income are not prepared in accordance with GAAP and may be different from similarly named, non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes these non-GAAP measures provide useful information to investors because they reflect the underlying performance of the ongoing operations of the Company and provide investors with a view of the Company’s operations from management’s perspective. Adjusted EBITDA and Cash Income remove significant restructuring, non-operational, or certain non-cash items from earnings. The Company uses Adjusted EBITDA and Cash Income to monitor and evaluate the operating performance of the Company and as the basis to set and measure progress toward performance targets. Further, the Cash Income measure directly affects compensation for employees and executives. The Company generally uses these non-GAAP measures as measures of operating performance and not as measures of the Company’s liquidity. The Company’s presentation of EBITDA, Adjusted EBITDA, and Cash Income should not be construed as an indication that our future results will be unaffected by unusual, non-operational, or non-cash items.
About Cambium Learning Group, Inc.
Cambium Learning Group® (NASDAQ: ABCD) is an award-winning educational technology solutions leader dedicated to helping all students reach their potential through individualized and differentiated instruction. Using a research-based, personalized approach, Cambium Learning Group delivers SaaS resources and instructional products that engage students and support teachers in fun, positive, safe and scalable environments. These solutions are provided through Learning A-Z® (online differentiated instruction for elementary school reading, writing and science), ExploreLearning® (online interactive math and science simulations and a math fact fluency solution) and Voyager Sopris Learning® (blended solutions that accelerate struggling learners to achieve in literacy and math and professional development for teachers). We believe that every student has unlimited potential, that teachers matter, and that data, instruction, and practice are the keys to success in the classroom and beyond.
Come learn with us at www.cambiumlearning.com.

Media and Investor Contact:
Barbara Benson
Cambium Learning Group, Inc.
investorrelations@cambiumlearning.com

LHA
Jody Burfening/Carolyn Capaccio
212.838.3777
ccapaccio@lhai.com

Forward-Looking Statements
Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, including the future financial performance of Cambium Learning Group, Inc., and involve known and unknown risks, uncertainties, and other factors that may cause the markets, actual results, levels of activity, performance, or achievements of Cambium Learning Group, Inc., to be materially different from any actual future results, levels of activity, performance, or achievements. These risks and other factors you should consider include, but are not limited to, the ability to successfully attract and retain a broad customer base for current and future products, changes in customer demands or industry standards, success of ongoing product development, maintaining acceptable margins, the ability to control costs, K-12 enrollment and demographic trends, the level of educational funding, the impact of federal, state, and local regulatory requirements on the business of the company, the loss of key personnel, the impact of competition, the uncertainty of general economic conditions and financial market performance, and those other risks and uncertainties listed under the heading “RISK FACTORS” in Cambium Learning Group, Inc.’s Form 10-K and other reports filed with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” or “priorities,” or the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Cambium Learning Group, Inc., does not assume or undertake any obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events, or otherwise.

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net revenues	$43,523	$42,113	$119,855	$114,871
Cost of revenues:
Cost of revenues	7,928	8,876	21,328	23,615
Amortization expense	4,676	4,780	13,094	12,905
Total cost of revenues	12,604	13,656	34,422	36,520
Research and development expense	3,352	3,301	9,744	9,440
Sales and marketing expense	12,771	12,152	37,871	36,309
General and administrative expense	5,565	5,872	15,565	15,976
Shipping and handling costs	414	380	727	760
Depreciation and amortization expense	670	875	2,020	2,572
Total costs and expenses	35,376	36,236	100,349	101,577
Income before interest and income taxes	8,147	5,877	19,506	13,294
Net interest expense	(1,271)	(1,876)	(3,834)	(5,598)
Income before income taxes	6,876	4,001	15,672	7,696
Income tax expense	(399)	(173)	(873)	(206)
Net income	$6,477	$3,828	$14,799	$7,490
Net income per common share:
Basic	$0.14	$0.08	$0.32	$0.16
Diluted	$0.14	$0.08	$0.31	$0.16
Average number of common shares and equivalents outstanding:
Basic	46,460	45,869	46,316	45,791
Diluted	47,629	47,285	47,522	47,157

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	September 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,093	$4,930
Accounts receivable, net	30,689	13,378
Inventory	2,489	2,864
Restricted assets, current	978	988
Other current assets	11,512	11,235
Total current assets	57,761	33,395
Property, equipment and software at cost	64,365	62,885
Accumulated depreciation and amortization	(41,339)	(39,378)
Property, equipment and software, net	23,026	23,507
Goodwill	47,842	47,842
Other intangible assets, net	2,858	4,001
Pre-publication costs, net	17,805	17,397
Restricted assets, less current portion	1,512	2,278
Other assets	4,171	3,520
Total assets	$154,975	$131,940
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$3,117	$2,172
Accrued expenses	15,315	11,720
Current portion of long-term debt	7,098	7,350
Deferred revenue, current	87,250	83,318
Total current liabilities	112,780	104,560
Long-term liabilities:
Long-term debt	62,593	67,130
Deferred revenue, less current portion	15,109	11,395
Other liabilities	9,480	10,117
Total long-term liabilities	87,182	88,642
Stockholders' equity (deficit):
Preferred stock ($.001 par value, 15,000 shares authorized, zero shares issued and outstanding at September 30, 2017 and December 31, 2016)	—	—
Common stock ($.001 par value, 150,000 shares authorized, 53,174 and 52,738 shares issued, and 46,641 and 46,206 shares outstanding at September 30, 2017 and December 31, 2016, respectively)	53	53
Capital surplus	288,350	286,943
Accumulated deficit	(318,746)	(333,545)
Treasury stock at cost (6,532 shares at September 30, 2017 and December 31, 2016)	(12,784)	(12,784)
Accumulated other comprehensive loss:
Pension and postretirement plans	(1,860)	(1,929)
Accumulated other comprehensive loss	(1,860)	(1,929)
Total stockholders' equity (deficit)	(44,987)	(61,262)
Total liabilities and stockholders' equity (deficit)	$154,975	$131,940

Cambium Learning Group, Inc. and Subsidiaries
Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Cash Income
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2017	2016	2017	2016
Net income	$6,477	$3,828	$14,799	$7,490
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	5,346	5,655	15,114	15,477
Net interest expense	1,271	1,876	3,834	5,598
Income tax expense	399	173	873	206
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	13,493	11,532	34,620	28,771
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Restructuring costs	281	930	281	930
Merger, acquisition and disposition activities	138	144	477	445
Stock-based compensation and expense	217	234	641	681
Adjusted EBITDA	14,129	12,840	36,019	30,827
Change in deferred revenues	35,065	32,021	7,646	12,078
Change in deferred costs	(3,906)	(3,574)	(1,175)	(1,241)
Capital expenditures	(5,096)	(5,405)	(13,912)	(16,171)
Cash income	$40,192	$35,882	$28,578	$25,493

Cambium Learning Group, Inc. and Subsidiaries
Reconciliation of Bookings to Net Revenues by Segment – 2017
(unaudited)

	Three Months Ended September 30, 2017
(in thousands)	Learning A-Z	ExploreLearning	Voyager Sopris Learning	Consolidated
Bookings	$38,136	$13,742	$26,660	$78,538
Change in deferred revenues	(19,625)	(6,755)	(8,685)	(35,065)
Other	—	152	(102)	50
Net revenues	$18,511	$7,139	$17,873	$43,523

	Nine Months Ended September 30, 2017
(in thousands)	Learning A-Z	ExploreLearning	Voyager Sopris Learning	Consolidated
Bookings	$59,696	$22,506	$45,189	$127,391
Change in deferred revenues	(4,350)	(1,901)	(1,395)	(7,646)
Other	—	47	63	110
Net revenues	$55,346	$20,652	$43,857	$119,855

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Cash Income by Segment – 2017
(unaudited)

	Three Months Ended September 30, 2017
(in thousands)	Learning A-Z	Explore Learning	Voyager Sopris Learning	Other	Consolidated
Net income	$9,169	$2,876	$5,186	$(10,754)	$6,477
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	—	—	—	5,346	5,346
Net interest expense	—	—	—	1,271	1,271
Income tax expense	—	—	—	399	399
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	9,169	2,876	5,186	(3,738)	13,493
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Restructuring costs	—	—	281	—	281
Merger, acquisition and disposition activities	—	—	—	138	138
Stock-based compensation and expense	53	30	67	67	217
Adjusted EBITDA	9,222	2,906	5,534	(3,533)	14,129
Change in deferred revenues	19,625	6,755	8,685	—	35,065
Change in deferred costs	(1,585)	(624)	(1,697)	—	(3,906)
Capital expenditures - product development	(2,020)	(667)	(1,150)	—	(3,837)
Capital expenditures - general expenditures	(637)	(202)	(201)	(219)	(1,259)
Cash income	$24,605	$8,168	$11,171	$(3,752)	$40,192

	Nine Months Ended September 30, 2017
(in thousands)	Learning A-Z	Explore Learning	Voyager Sopris Learning	Other	Consolidated
Net income	$27,725	$8,366	$9,229	$(30,521)	$14,799
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	—	—	—	15,114	15,114
Net interest expense	—	—	—	3,834	3,834
Income tax expense	—	—	—	873	873
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	27,725	8,366	9,229	(10,700)	34,620
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Restructuring costs	—	—	281	—	281
Merger, acquisition and disposition activities	—	—	—	477	477
Stock-based compensation and expense	153	84	212	192	641
Adjusted EBITDA	27,878	8,450	9,722	(10,031)	36,019
Change in deferred revenues	4,350	1,901	1,395	—	7,646
Change in deferred costs	(423)	(131)	(621)	—	(1,175)
Capital expenditures - product development	(5,818)	(2,148)	(3,959)	—	(11,925)
Capital expenditures - general expenditures	(1,030)	(369)	(316)	(272)	(1,987)
Cash income	$24,957	$7,703	$6,221	$(10,303)	$28,578

Deferred Revenue by Segment – 2017
(unaudited)

	September 30, 2017
(in thousands)	Learning A-Z	ExploreLearning	Voyager Sopris Learning	Consolidated
Deferred revenue, current	$50,619	$19,060	$17,571	$87,250
Deferred revenue, less current portion	7,295	2,343	5,471	15,109
Deferred revenue	$57,914	$21,403	$23,042	$102,359

Deferred Costs by Segment – 2017
(unaudited)

	September 30, 2017
(in thousands)	Learning A-Z	ExploreLearning	Voyager Sopris Learning	Consolidated
Deferred costs, current	$4,368	$1,700	$3,021	$9,089
Deferred costs, less current portion	781	285	1,075	2,141
Deferred costs	$5,149	$1,985	$4,096	$11,230

Cambium Learning Group, Inc. and Subsidiaries
Reconciliation of Bookings to Net Revenues by Segment – 2016
(unaudited)

	Three Months Ended September 30, 2016
(in thousands)	Learning A-Z	ExploreLearning	Voyager Sopris Learning	Consolidated
Bookings	$34,795	$11,663	$27,762	$74,220
Change in deferred revenues	(18,258)	(5,747)	(8,016)	(32,021)
Other	(19)	213	(280)	(86)
Net revenues	$16,518	$6,129	$19,466	$42,113

	Nine Months Ended September 30, 2016
(in thousands)	Learning A-Z	ExploreLearning	Voyager Sopris Learning	Consolidated
Bookings	$54,826	$19,028	$53,289	$127,143
Change in deferred revenues	(6,610)	(1,728)	(3,740)	(12,078)
Other	(89)	192	(297)	(194)
Net revenues	$48,127	$17,492	$49,252	$114,871

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Cash Income by Segment – 2016
(unaudited)

	Three Months Ended September 30, 2016
(in thousands)	Learning A-Z	Explore Learning	Voyager Sopris Learning	Other	Consolidated
Net income	$7,822	$2,286	$5,331	$(11,611)	$3,828
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	—	—	—	5,655	5,655
Net interest expense	—	—	—	1,876	1,876
Income tax expense	—	—	—	173	173
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	7,822	2,286	5,331	(3,907)	11,532
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Restructuring costs	—	—	930	—	930
Merger, acquisition and disposition activities	—	—	—	144	144
Stock-based compensation and expense	55	32	73	74	234
Adjusted EBITDA	7,877	2,318	6,334	(3,689)	12,840
Change in deferred revenues	18,258	5,747	8,016	—	32,021
Change in deferred costs	(1,863)	(678)	(1,033)	—	(3,574)
Capital expenditures - product development	(2,004)	(692)	(1,917)	—	(4,613)
Capital expenditures - general expenditures	(487)	(127)	(173)	(5)	(792)
Cash income	$21,781	$6,568	$11,227	$(3,694)	$35,882

	Nine Months Ended September 30, 2016
(in thousands)	Learning A-Z	Explore Learning	Voyager Sopris Learning	Other	Consolidated
Net income	$23,947	$6,394	$9,730	$(32,581)	$7,490
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	—	—	—	15,477	15,477
Net interest expense	—	—	—	5,598	5,598
Income tax expense	—	—	—	206	206
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	23,947	6,394	9,730	(11,300)	28,771
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Restructuring costs	—	—	930	—	930
Merger, acquisition and disposition activities	—	—	—	445	445
Stock-based compensation and expense	167	92	214	208	681
Adjusted EBITDA	24,114	6,486	10,874	(10,647)	30,827
Change in deferred revenues	6,610	1,728	3,740	—	12,078
Change in deferred costs	(506)	(319)	(416)	—	(1,241)
Capital expenditures - product development	(5,818)	(1,824)	(6,101)	—	(13,743)
Capital expenditures - general expenditures	(952)	(350)	(456)	(670)	(2,428)
Cash income	$23,448	$5,721	$7,641	$(11,317)	$25,493